UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☒    Soliciting Material Pursuant to §240.14a-12

INSPIRATO INCORPORATED
(Name of Registrant as Specified in is Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 4, 2025, Payam Zamani, CEO and Chairperson of Inspirato Incorporated (the “Company”), issued the following social media post on LinkedIn, Instagram and Facebook:

Video transcript:

“My team and I, we spent many years building Buyerlink into, I would say, a bit of a unicorn from the perspective that we built a company to over $120 million in revenue and over $30 million in profits without raising any outside capital. And that represents the power of a business model, a business model that lends itself to many other forms of marketplaces on the internet. And when you think about also the powerful business model that Inspirato has had and if we were to combine that with the deep expertise that technologies, with its global reach, when you think about online marketing expertise that it has. I felt that a combination of the two will add up to something that will have really significant reach and significant opportunities for many, many years to come that could benefit our members, that could benefit our shareholders. And so I'm really excited about this combination.”

https://www.linkedin.com/posts/payamzamani_inspirato-buyerlink-oneplanetplatforms-activity-7358157640822116353-f-2Q

https://www.instagram.com/reel/DM8DF2oRdJ7/#

https://www.facebook.com/reel/1039573825055789

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this release include, but are not limited to, the Company’s ability to consummate proposed business combination with Buyerlink, Inc. (the “merger”) and the Company’s expectations regarding the performance of the post-merger entity. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in the Company’s plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the risk of the Company’s stockholders not approving the merger, the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the transactions contemplated thereby not being completed on the terms reflected in the merger agreement, or at all, and uncertainties as to the timing of the consummation of the transactions; the ability of each party to consummate the transactions; and other risks detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2025. All information provided in this communication is as of the date hereof, and the Company undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date hereof.

IMPORTANT INFORMATION FOR STOCKHOLDERS

This communication may be deemed to be solicitation material in respect of the proposed merger of Inspirato and Buyerlink. Information regarding the proposed merger can be found in Inspirato’s preliminary proxy statement on Schedule 14A, which was filed with the SEC on July 31, 2025, and any amendments thereto. This communication is not a substitute for the definitive proxy statement or for any other document that Inspirato may file with the SEC and send to its stockholders in connection with the proposed merger. INSPIRATO SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain free copies of the definitive proxy statement (when available) and other documents filed with the SEC by Inspirato through the website maintained by the SEC at www.sec.gov.

Inspirato, Buyerlink and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed merger under the rules of the SEC. Information about the directors and executive officers of Inspirato is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 24, 2025. This document can be obtained free of charge from the SEC website indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the merger will be included in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.